SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 1, 2004

Greer Bancshares Incorporated
(Exact name of registrant
as specified in its charter)

South Carolina	000-33021	57-1126200
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina   29650
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (864) 877-2000

Not Applicable
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Change in Registrant’s Certifying Accountant

Greer Bancshares Incorporated’s independent auditor, Crisp Hughes Evans LLP, has merged with Dixon Odom PLLC as of January 1, 2004. As a result of this merger, the Company’s independent auditor is now Dixon Hughes PLLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED By: /s/ R. Dennis Hennett Name: R. Dennis Hennett Title: President and Chief Executive Officer

Dated:  January 7, 2004

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